AMENDED AND RESTATED

BYLAWS

OF

JERSEY CENTRAL POWER & LIGHT COMPANY

January 9, 2008

MEETINGS OF SHAREHOLDERS

Section 1.   Annual Meetings.

The annual meeting of shareholders shall be held on such date and at such time as the Board of Directors may determine each year.  Such meetings may be held within or without the State of New Jersey at such time and place as the Directors may determine.  The Directors may determine that the meeting shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized by Section 9 below.

Section 2.   Special Meetings.

Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, (ii) the President, (iii) the Directors, by action at a meeting or a majority of the Directors acting without a meeting, or (iv) the holders of 25% or more of the outstanding shares entitled to vote thereat.  Such meetings may be held within or without the State of New Jersey at such time and place as may be specified in the notice thereof.

Section 3.   Notice of Meetings.

Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment shall be given by personal delivery, or by mail, facsimile transmission, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than ten nor more than sixty days before the date of the meeting.  Such notice may be given by or at the direction of the Chairman of the Board, the President or the Corporate Secretary.  Notices sent by mail shall be sent postage prepaid and shall be addressed to each shareholder at his address as it appears upon the records of the Corporation.  Notice by mail shall be deemed to be given at the time when the notice is deposited in the mail, notice by personal delivery or by overnight delivery service shall be deemed to be given when received, and notice by facsimile, or other electronic communications shall be deemed to be given at the time when confirmation of successful transmission is received.  Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

Section 4.   Business Transacted at Meetings.

Business transacted at any meeting of shareholders shall be for the purposes stated in the notice.

Section 5.   Quorum and Adjournments.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6.   Required Vote; Inspectors.

(a)           When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

(b)           Inspectors of election may be appointed to act at any meeting of shareholders in accordance with New Jersey law.

Section 7.   Voting Power of Shareholders.

Every shareholder of record of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of stock held by such shareholder according to the books of the Corporation as of the date of such vote or, if a record date is set by the Board of Directors, as of such record date.

Section 8.   Voting by Proxy.

At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing or by any other form of verifiable communication, including any form of electronic or other communications, to the full extent legally permitted (now or hereafter).  In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force.  Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument or verifiable communication revoking it or a duly executed proxy bearing a later date is filed with the Corporate Secretary of the Corporation.

Section 9.   Participation by Shareholders Through Communications Equipment.

If authorized by the Directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present.

Section 10.   Action by Shareholders Without a Meeting.

Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.  Such written consent shall be filed with or entered upon the records of the Corporation.

DIRECTORS

Section 11.   Authority of Directors.

The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-laws directed or required to be exercised or done by the shareholders.

Section 12.   Number; Qualifications.

The number of Directors shall be not less than five (5) and not more than eleven (11) (plus any Directors separately elected by the holders of any class of stock other than the Common Stock as provided in the Certificate of Incorporation as amended from time to time).  The number of Directors may be determined (a) by the vote of the holders of a majority of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing Directors or (b) by action of the Board of Directors at a meeting by the vote of a majority of the Directors in office at the time or in a writing signed by all the Directors in office at the time.  When so fixed, such number shall continue to be the authorized number of Directors until changed by the shareholders or Directors in the manner described above.  Any increase in the number of Directors shall be deemed to create a vacancy or vacancies which may be filled as provided in Section 15.  A reduction in the number of Directors shall not be applied to remove any Director from office prior to the expiration of his term.  Directors need not be shareholders of the Corporation.

Section 13.   Election of Directors.

At each meeting of the shareholders for the election of Directors, the persons receiving the greatest number of votes shall be the Directors.  Such elections shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

Section 14.   Term of Office; Removal; Resignations.

(a)           Directors shall hold office until the annual meeting of the shareholders next following their election and until their respective successors are elected, or until their earlier resignation, death or removal from office.

(b)           Any Director or the entire Board of Directors may be removed upon the affirmative vote of the holders of a majority of the voting power of the Corporation.

(c)           Any Director may resign at any time by giving written notice of his resignation to the President or Corporate Secretary.  Any resignation will be effective upon actual receipt by such person or, if later, as of the date and time specified in such written notice.

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Section 15.   Vacancies.

Vacancies, including those caused by an increase in the number of Directors, may be filled by a majority of the remaining Directors though less than a quorum.  When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.  Whenever any vacancy shall occur among the Directors, the remaining Directors shall constitute the Directors of the Corporation until such vacancy is filled or until the number of Directors is changed as in Section 12 hereof.

MEETINGS OF THE BOARD OF DIRECTORS

Section 16.   Organizational Meeting.

Immediately after each annual meeting of the shareholders at which Directors are elected, or each special meeting held in lieu thereof, the newly elected Directors, if a quorum thereof is present, shall hold an organizational meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business.  Notice of such meeting need not be given.  If for any reason such organizational meeting is not held at such time, a special meeting of the Directors for such purpose shall be held as soon thereafter as practicable.

Section 17.   Special Meetings.

Special meetings of the Directors may be held at any time within or without the State of New Jersey upon call by the Chairman of the Board, the President, or the Corporate Secretary upon the written request of two Directors.

Notice of the place, if any, and time of each meeting of the Directors shall be given to each Director either by personal delivery or by mail, facsimile transmission, overnight delivery service, or any other means of communication authorized by the Director, at least twenty-four hours before the meeting. The notice need not specify the purposes of the meeting.  Notices sent by mail shall be sent postage prepaid and shall be addressed to each Director at his address as it appears upon the records of the Corporation.  Notice by mail shall be deemed to be given at the time when the notice is deposited in the mail, notice by personal delivery or by overnight delivery service shall be deemed to be given when received, and notice by facsimile, or other electronic communications shall be deemed to be given at the time when confirmation of successful transmission is received.  Such notice may be waived in writing by Directors either before or after the meeting, and such written waivers shall be filed with or entered upon the records of the meeting.  The attendance of any Director at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by the Director of notice of the meeting.  Unless otherwise limited in the notice thereof, any business may be transacted at any organizational, regular or special meeting.

Section 18.   Quorum and Adjournments; Participation by Communications Equipment.

(a)           A majority of the Directors, at a meeting duly called and held, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.  Any meeting duly called, whether or not a quorum is present, may, by vote of a majority of the Directors present, be adjourned from time to time and place to place within or without the State of New Jersey, in which case no further notice of the adjourned meeting need be given.

(b)           Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

Section 19.   Committees.

The Board of Directors may, by resolution passed by a majority of the Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation except that no such committee shall a) make, alter or repeal any by-law of the corporation; b) elect or appoint any Director, or remove any officer or Director; c) submit to shareholders any action that requires shareholders’ approval; or d) amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 20.   Compensation.

The Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors.  The sums may be different for different Directors, and the sum shall be established by resolution of the Board of Directors and may be changed from time to time by resolution.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 21.   Action by Directors Without a Meeting.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the Corporate Secretary of the Corporation.

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EXECUTIVE COMMITTEE

Section 22.   Executive Committee.

The Board of Directors at any time may elect from its members an Executive Committee which shall consist of not less than three (3) members.  Each member of such Committee shall hold office during the pleasure of the Board and may be removed by a majority vote of the whole Board at any time with or without cause.  Vacancies occurring in the Committee may be filled by the Board.  The Committee shall prescribe its own rules for calling and holding meetings, and for transacting business, subject, however, to any rules prescribed by the Board of Directors, and the Committee shall keep minutes of its actions.  Action by the Committee may be taken at meetings thereof attended by not less than a majority thereof, or without a meeting by instrument in writing signed by not less than a majority of the members.  Except as the Committee’s powers and duties may be limited or otherwise prescribed by the Board of Directors, the Committee, during the intervals between the meetings of the Board, shall possess and may exercise all of the powers and authority of the Board of Directors, however conferred, provided, however, that the Committee shall not be empowered to elect the officers (other than Assistant Secretaries and Assistant Treasurers) or to fill vacancies in the Board of Directors or in the Executive Committee.  Subject to such exceptions, persons dealing with the Corporation shall be entitled to rely upon any action of the Committee with the same force and effect as though such action had been taken by the Board of Directors.

OFFICERS

Section 23.   Generally.

The Corporation may have a Chairman, elected by the Directors from among their number, and shall have a President, a Corporate Secretary and a Treasurer.   The Corporation may also have one or more Vice Chairmen, Vice Presidents, Senior Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate.  If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors.  All of the officers shall be elected by the Board of Directors.  Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Corporate Secretary, or Treasurer.  Any number of offices may be held by the same person, and no two offices must be held by the same person.  Any of the offices may be left vacant from time to time as the Board of Directors may determine.  In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

Section 24.  Authority and Duties of Officers.

The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors, the Chairman or the President regardless of whether such authority and duties are customarily incident to such office.

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Section 25.Compensation.

The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors.  The Board of Directors may fix, or delegate the power to fix, the compensation of the other officers and agents of the Corporation to the Chief Executive Officer or any other officer of the Corporation.

Section 26.    Succession.

The officers of the Corporation will hold office until their successors are elected.  Any officer may be removed at any time by the affirmative vote of a majority of the whole Board.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Section 23.

Section 27.   Delegation of Duties.

The Directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SHARES CERTIFICATES

Section 28.   Transfer and Registration of Certificates

The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Certificate of Incorporation, or these By-laws, as it deems expedient concerning the issuance, transfer, and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.  The Directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares, subject to any disclosure obligations therefor under section 14A:7-11 of the New Jersey Statutes, and provided that any then-outstanding shares of that class or series represented by a certificate shall not become uncertificated shares until the certificate is surrendered to the Corporation.

Section 29.   Substituted Certificates

Any person claiming that a certificate for shares has been lost, stolen, or destroyed shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one (1) or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, or destroyed.

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RECORD DATES AND CLOSING OF TRANSFER BOOKS

Section 30.   Record Dates and Closing of Transfer Books.

The Board of Directors may fix a time not less than ten (10) and not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights as the record date for the determination of the shareholders entitled to notice of or to vote at any such meeting or entitled to receive payment of any such dividend, distribution or allotment of rights, and in such case only shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting or to receive payment of such dividend, distribution or allotment of rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the period between such record date and the date of the event in respect for which such record date was fixed.

REGISTERED SHAREHOLDERS

Section 31.   Recognition of Record Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

GENERAL PROVISIONS

DIVIDENDS

Section 32.   Payment of Dividends.

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation and the Directors may modify or abolish any such reserves in the manner in which it was created.

FISCAL YEAR

Section 33.   Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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SEAL

Section 34.   Corporate Seal.

The Directors may adopt a corporate seal of the Corporation which shall be of such design, and shall contain such words, as may be prescribed by the Directors.  Failure to affix any such corporate seal shall not affect the validity of any instrument.

TRANSFER AGENT AND REGISTRAR

Section 35.   Transfer Agent; Registrar.

The Corporation may open transfer books in any state of the United States or in any foreign country for the purpose of transferring securities issued by it, and it may employ an agent or agents to keep the records of its securities to transfer or to register securities or both, in New Jersey or in other states or in a foreign country, or both, and the acts of such agents shall be binding on the Corporation.  The duties and liabilities of such agent or agents shall be such as may be agreed to by the Corporation.  If no such transfer agent is appointed to act in New Jersey in respect to its shares, the Corporation shall keep an office in New Jersey at which shares shall be transferable, and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.

PROVISIONS IN CERTIFICATE OF INCORPORATION

Section 36.   Governance By Certificate of Incorporation.

These By-laws are at all times subject to the provisions of the Certificate of Incorporation of the Corporation (including in such term whenever used in these By-laws, amendments thereto), and in case of any conflict between any provision herein and in the Certificate of Incorporation, the provisions in the Certificate of Incorporation shall be deemed to govern.

AMENDMENTS

Section 37.  Procedure for Amendments.

These By-laws may be altered, amended, or repealed in any respect or superseded by new By-laws in whole or in part, (a) by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at an annual or special meeting called for such purpose, or by their unanimous written consent; or (b) by the Board of Directors at an annual or special meeting called for such purpose, or by their unanimous written consent.

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INDEMNIFICATION AND INSURANCE

Section 38.   Indemnification.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful, to the full extent and according to the procedures and requirements set forth in the New Jersey General Corporation Law as now in effect or as amended from time to time.  The Corporation shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Certificate of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 39.   Insurance.

The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 38 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.  Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

EMERGENCY BY-LAWS

Section 40.   Emergency By-laws.

The Board of Directors may adopt, at any meeting, emergency by-laws to be operative during, but only during, an emergency.  The emergency by-laws may contain any provisions which may be made by emergency by-laws as provided in Section 14A:2-10 of the New Jersey Statutes.

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